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                                                                EXHIBIT 27(e)(1)

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Minnesota Life                                                APPLICATION PART 1

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Minnesota Life Insurance Company . Individual Policy Issues . 400 Robert Street North . St. Paul, Minnesota 55101-2098
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ALL APPLICATIONS - PERSONAL INFORMATION
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Proposed Insured's Name (last, first, middle name.)                                             Date of Birth (Month, Day, Year)
                                                                                                     --               --
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Street address or RFD route                                                                     Sex   [ ]  Male     [ ] Female

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City or Town                       County                                         State         Zip code

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Social Security Number             Birthplace (State or Country if outside U.S.)  Driver's License Number
         --               --
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Home Telephone Number              Business Telephone Number                      Indicate here for special dating
         --               --                  --                   --
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Employer's name

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Business address                                                                                [ ]  Check box if mail to be
                                                                                                     sent to business address.
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City or Town                       County                                         State         Zip Code

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LIFE INSURANCE

Occupational title:___________________________Years in occupation:________________Income  $_____________________________________

BASE POLICY INFORMATION
Base Face amount $_______________________Product:_____________________________Total annual premium or plan:_____________________

Premiums payable: [ ] Annual             [ ] Semi-annual                  [ ] Quarterly
                  [ ] Monthly Automatic Payment Plan #_______________     [ ] Payroll Deduction Plan #__________________________
                  [ ] List Bill Plan #_____________
Premiums paid by: [ ] Proposed Insured   [ ] Employer    [ ] Other (Indicate name and address in Additional Remarks, page 2.)

Non-Repeating Premium
Amount $___________($500 minimum required)    Include at issue?  [ ] Yes  [ ] No

If billable: Annual total $______________
   ($600.00 minimum annual total with a $2,400.00 minimum annual base premium.)
   Frequency:  [ ] Annual       [ ] Semi-annual  [ ] Quarterly   [ ] APP Monthly
Death Benefit Option Information
Death Benefit Option Selection: [ ] Cash         [ ] Protection  (Default is
                                                                  cash if none
                                                                  selected.)

Dividend Information
Dividend Option__________________________

Unless otherwise requested, dividends will be used to purchase: Paid up additions on permanent plans, policy or plan improvement on Adjustable Life.

REPLACEMENT
Will this policy replace any existing life insurance or annuity? [ ] Yes  [ ] No

Has there been or will there be a lapse, surrender, loan, withdrawal or other changes to any existing life insurance or annuity as a result of, or in
anticipation of this application?                                [ ] Yes  [ ] No

If yes to either question, please indicate which coverage will be replaced in the box below and submit replacement forms where required.

LIFE INSURANCE IN FORCE AND PENDING:
Does the proposed insured have any life insurance in force or
pending?                                                         [ ] Yes  [ ] No
                                                       (If yes, indicate below.)

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                                                                                       Pending
 Year                                                        Policy      Business/   ------------   Will it be
Issued   Amount    Type of Coverage    Full Company Name    Number(s)    Personal      Yes  No       Replaced?
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

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F.MHC-3198 Rev.11-2000

ADDITIONAL BENEFITS AND AGREEMENTS: (Select only those available for the particular product.)

[ ] Accelerated Benefits Agreement (Attach completed Outline of Coverage/
    Accelerated Benefit Agreement.)

[ ] Accidental Death Benefit.............. $ _______

[ ] Additional Insured Agreement.......... $ _______ (Attach application for
                                                      Family Term Agreement.)

[ ] Additional Term Protection ........... $ _______ (Automatically includes FX
                                                      Dividend option.)

[ ] Adjustable Survivorship Life Agreement $ _______ Designated Life____________
    Automatic Election Option:  [ ] Yes  [ ] No      (Attach application for
                                                      Designated Life.)

[ ] Business Continuation Rider .........  $ _______ Designated Life____________
    Automatic Election Option:  [ ] Yes  [ ] No      (Attach application for
                                                      Designated Life.)

[ ] Early Values Agreement ............... $ _______ Annual Premium
                                                     (Leave blank if total
                                                      annual premium is
                                                      indicated on previous
                                                      page.)

[ ] Face Amount Increase Agreement........ $ _______

[ ] Family Term-Children's Agreement...... $ _______ (Attach application for
                                                      Family Term Agreement.)

[ ] Guaranteed Protection Waiver

[ ] Policy Enhancement Rider..............   _______ %(Indicate a whole number
                                                      between 3 and 10 percent.)

[ ] Waiver of Premium Agreement

[ ] Other _____________________________________________________________________

The following benefits and agreements will be added if available for your policy, unless you choose to omit them:

[ ] Omit Automatic Premium Loan

[ ] Omit Cost of Living Agreement

[ ] Omit Inflation Agreement

BENEFICIARIES:

Beneficiaries may be labeled class 1, 2, or 3; the class determines the order in which death proceeds should be paid. If there is more than one surviving Beneficiary in the same class, they will share benefits equally, unless we are told otherwise. The Owner may change any Beneficiary unless designated "Irrevocable" below. All of this is subject to the complete Beneficiary provisions in the policy. If the Beneficiary is a Trust, please indicate the date it was established and give its complete name.

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                       Print given name, middle initial and surname.              Relationship to
 Class   (If Corporate Beneficiary, give full name and State of incorporation.)   Proposed Insured
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

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

ADDITIONAL REMARKS FOR POLICY ISSUES OR UNDERWRITING:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

                                                        F.MHC-3198-2 Rev.11-2000

DISABILITY INSURANCE


POLICY TYPE AND INFORMATION:
[ ] Level Disability.  [ ] Annual Renewable Disability Income (ARDI).

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           Coverage               Amount      Benefit Period     Waiting Period
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Base                           $
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ADMIA                          $
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ADMIA                          $
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Supplementary Income Benefit   $              [ ] to 365 days
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Social Security Agreement      $                                   365 days
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PLAN OF COVERAGE: (Complete one section - A or B.)
A. [ ] Disability Income         B. [ ] Disability Income
       Insurance Policy                 Insurance Policy Plus
       (all occupation classes).        (class *P, 1*, *S, 1 only).

OPTIONAL AGREEMENTS:
[ ] Inflation Protection Agreement: [ ] Future Income Protection Agreement:
     [ ] 4%  [ ] 6%                     $_________ of aggregate monthly benefit.

OCCUPATION:
A. Class [ ] *P   [ ] 1*   [ ] *S   [ ] 1   [ ] 2    [ ] 3
B. Occupational title and/or professional designation___________________________ Nature of business___________________________________________________________

OCCUPATIONAL DETAILS: (Provide description of daily job activities and percentage of time spent on each.)
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         Duties              %                  Duties                     %
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A. How many years have you been employed by your current employer?_________
B. How many hours do you work per week on average?______________________________
C. How many full-time employees report to you?__________________________________
D. Do you have any part-time or other full-time jobs?___________________________
________________________________________________________________________________

PREVIOUS EMPLOYMENT:
Please list your other jobs within the past ten years.
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              Employer                              Dates Employed
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                                                        F.MHC-3198-3 Rev.11-2000

INCOME: Fill in amounts that are (or will be) shown on the Proposed Insured's individual and/or business income tax forms and supporting schedules. Note: Do not list income that is not reported to the IRS. Explain any significant fluctuations between years in Remarks. Ask for third party income verification on all disability applications.
(Complete Sections A - G)

                                                    Current   Last      Two
                                                     Year     Year    Calendar
A. EARNED INCOME (Fill in all which apply.)        ________ ________ Years ago__
   1. Non-owner Employee's salary, bonus, and
      profit sharing (Form W-2).                   ________ ________ ___________
   2. a. Owner of Regular or S Corporation's
         salary and bonus (Form W-2).              ________ ________ ___________
      b. Owner's share of after tax corporate
         profits or losses (after expenses)
         provided the Proposed Insured has
         significant ownership and is active in
         the corporation (Form 1120 or 1120S). If
         losses, indicate with parentheses.        ________ ________ ___________
      c. Pension plan or other contributions that
         would cease if the Proposed Insured
         became disabled.                          ________ ________ ___________
   3. Sole Proprietor net income, after expenses
      (Form 1040 Schedule C).                      ________ ________ ___________
   4. Share of partnership net income, after
      expenses (Proposed Insured's Schedule K-1 of
      Form 1040 Schedule E).                       ________ ________ ___________
   5. Other earned income (describe in Remarks).   ________ ________ ___________
   6. Total earned income.                         ________ ________ ___________

B. UNEARNED INCOME - This includes capital gains,
   interest, dividends, tax exempt unearned
   income, income from other investments, net
   rental income, pensions, annuities, and
   alimony. Itemize in Remarks if exceeding 15%
   of earned income or $125,000.                   ________ ________ ___________

C. NET WORTH - Is the Proposed Insured's net worth, exclusive of primary
   residence, greater than $4,000,000?                          [ ] Yes  [ ] No

   If yes, itemize the net worth in Remarks.

D. Premiums will be
   paid by:               [ ] Proposed Insured.
                          [ ] Employer - Will any portion of the premium be
                              included in your taxable income? [ ] Yes [ ] No If yes, provide details in Remarks.
                          [ ] Other (Indicate name and address in Remarks).

   (Note: Individual paid Issue and Participation limits should be used for those Proposed Insureds who are owners in a Sole Proprietorship, Partnership, or S Corporation. Employer paid Issue and Participation Limits can be used for Owners of a Regular Corporation when the Corporation is paying the premium and for Non-Owner Employees when the Employer is paying the premium.)

E. Is the Proposed Insured self-employed, including any partial
   ownership?                                                   [ ] Yes  [ ] No
   (If yes, answer questions F and G.)

F. For tax purposes the Proposed Insured's business is set up as a/an:
   [ ] Sole            [ ] Partnership   [ ] Regular          [ ] S Corporation
       Proprietorship                        Corporation

G.  What is the Proposed Insured's ownership?_______%

REMARKS:________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

NOTE: If this application is an exercise for guaranteed coverage (such as GFIA,
      AMIO or FIPA) on an existing policy, indicate policy number and type of exercise._________________________________________________________________
      __________________________________________________________________________

                                                        F.MHC-3198-4 Rev.11-2000

REPLACEMENT:

A. Will you drop any existing disability, overhead expense, or any other accident and sickness insurance when this policy is issued? [ ] Yes [ ] No

B. If yes, I agree upon accepting this policy to drop the coverage indicated below.
   NOTE: Please submit replacement forms where required.

DISABILITY AND OVERHEAD EXPENSE IN FORCE OR PENDING: (If none, insert "None.") List Disability with all Companies including Group, Pension or Retirement Plans, Salary Continuation Plans, Association Plans, Credit Insurance Plans, Overhead Expense Plans, and any other Disability or Health Coverage. Also include coverage for which the Proposed Insured will become eligible in the next five years after a qualifying period of employment has been met.

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                                                                             Pending?
 Paid To                                 Policy    Benefit    Elimination  -----------   Will it Be
  Date      Amount    Type    Company    Number    Period       Period       Yes  No      Replaced?
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

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DIVIDENDS: Dividends paid in cash unless otherwise requested below.
[ ] Reduce (not available on Automatic Payment Plan)          [ ] Accumulate

PREMIUM PAYABLE:                              DISCOUNTS: (Choose one selection from A.)
[ ] Annual       [ ] List Bill #________      A.  [ ] Association Discount #____________
[ ] Semi-annual  [ ] Payroll Deduction #_____     [ ] Employer/Employee Discount #_____(Include F. 37443)
[ ] Quarterly                                     [ ] Professional Group Discount #____________
[ ] Automatic Payment Plan #________________
                                              B.  [ ] Income Documentation Discount (Complete
                                                      page 8 and submit appropriate income documentation.)

                                                        F.MHC-3198-5 Rev.11-2000

ALL APPLICATIONS

Special activities and other insurance activity (Provide details for all yes answers in space provided & Additional Information.)

A.  Do you plan to change jobs within the next 12 months?        [ ] Yes  [ ] No
    (If yes, please advise of the industry, company, and
    location to which you are planning to go. If you do not
    know the specifics yet but are contemplating such a change, please provide as many details as you can.)
    ___________________________________________________________
B.  Do you plan to travel or reside outside of the U.S. in the   [ ] Yes  [ ] No
    next three years?
    (If yes, please provide the country(ies) and city(ies) you will be visiting or moving to and whether this is for
    business or pleasure.)_____________________________________
    How long will you be there?_____How frequently will you be visiting if more than once?___________________
C. Have you, within the last five years, or do you plan in the [ ] Yes [ ] No next six months, to pilot a plane?
    (If yes, complete the Aviation Statement form F. MHC-4883.)
D. Have you, within the last five years, or do you plan in the [ ] Yes [ ] No next six months, to engage in sky diving, organized vehicle racing, mountain/rock climbing, hang gliding, underwater
    diving, bungee jumping, or other activity requiring special equipment and /or training?
    (If yes, complete Avocation Statement F.MHC-11393.)
E.  Have you, within the last five years, been declined,         [ ] Yes  [ ] No
    modified, rated or been issued a rider for life or
    disability insurance? Details:_____________________________
F.  Within the last year have you missed any work due to         [ ] Yes  [ ] No
    illness or injury?
    Details:___________________________________________________
G.  Are you in the Armed Forces, National Guard, or Reserves?    [ ] Yes  [ ] No
    (If yes, complete Military Statement F. MHC-4883.)
H.  Have you applied elsewhere for insurance within the last     [ ] Yes  [ ] No
    six months? Details:_______________________________________
    ___________________________________________________________

DRIVING AND CONVICTION HISTORY (Provide details for all yes answers in Additional Information.)

A.  In the last five years, have you been charged with a         [ ] Yes  [ ] No
    driving while intoxicated violation, had your driver's license restricted or revoked, or been cited with a moving violation?
B.  Except for traffic violations, have you ever been convicted? [ ] Yes  [ ] No

PREPAYMENT: MAKE CHECKS PAYABLE TO MINNESOTA LIFE.

A.  Have you paid money to the agent, or has the Payroll         [ ] Yes  [ ] No
    Deduction Authorization or Government Allotment been
    completed?
NOTE: Money should not be taken by the agent if there is a
      history of heart disease, stroke, cancer, or diabetes, or
      if the Proposed Insured has been rated or declined for
      insurance in the past. If money is taken on these or other impaired risks, it will be returned to the client, until
      underwriting is completed. Checks must be issued by the
      Client and be made payable to Minnesota Life. Checks
      collected for Variable Adjustable Life products must be
      sent directly to the Home Office.
      Amount paid for: Life Insurance $____________ Disability
      Insurance $_____________
B.  Have you received a receipt?                                 [ ] Yes  [ ] No

ADDITIONAL INFORMATION:


OWNER:
The Proposed Insured will be the Owner of any policy issued on this application, unless requested otherwise below. The Owner has every benefit, right or privilege given the Insured by policy terms. Policy transactions between Minnesota Life and the Owner do not require the Insured's notice or consent.

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POLICYOWNER NAME (last, first, middle name)                      DATE OF BIRTH: MONTH--DAY--YEAR

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RELATIONSHIP TO PROPOSED INSURED                                 TAX I.D. NUMBER OR SOCIAL SECURITY NUMBER

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POLICYOWNER'S ADDRESS STREET OR RFD ROUTE

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CITY                                                             STATE                     ZIP CODE

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                                            (If a Corporation, give the state in which it is incorporated.)

FOR HOME OFFICE USE ONLY
Home Office Corrections or Additions - Acceptance of the policy shall ratify changes entered here by Minnesota Life. Not to be used in CA (for Disability only), IA, IL, KS, KY, MD, MI, MN, MO, NH, NJ, OR, PA, TX, WI, or WV for changes in age, amount, classification, plan or benefits unless agreed to in writing.

                                                        F.MHC-3198-6 Rev.11-2000